Exhibit 99.1
LianDi Clean Technology Inc. Reports Financial Results for First
Quarter of Fiscal Year 2012

•	Net revenue increased 82% to $16.7 million
•	Gross margin excluding Anhui Jucheng increased to 45.7%
•	Cash and cash equivalents of $64.4 million on June 30, 2011
•	Backlog of $36.5 million on June 30, 2011

BEIJING – August 15, 2011 – LianDi Clean Technology Inc. (OTC BB: LNDT), (“LianDi” or the “Company”), a leading provider of clean technology, downstream flow equipment, engineering services and software to China’s leading petroleum and petrochemical companies, today announced financial results for the three months ended June 30, 2011, the first quarter of the fiscal year ended March 31, 2012.

SUMMARY FINANCIALS

First Quarter Fiscal 2012 Results (USD) (Unaudited)
(Three months ended June 30,)	Q1 2012	Q1 2011	CHANGE
Sales	$16.7 million	$9.2 million	+82%
Gross Profit	$5.1 million	$4.0 million	+28%
Net Income
(Available to Common Stockholders)	$2.3 million	$1.8 million	+27%
Adjusted Net Income*
(Available to Common Stockholders)	$2.3 million	$2.9 million	-21%
GAAP EPS (Diluted)	$0.07	$0.06	+17%
Adjusted EPS (Diluted)*	$0.07	$0.09	-22%
*See non-GAAP adjusted net income and EPS reconciliation below

“We had a solid beginning to our fiscal 2012,” began Jianzhong Zuo, Chairman and CEO of the Company. “While equipment sales were down, our high margin software sales grew significantly. While the first quarter is typically our slowest seasonal quarter for equipment sales, we are confident this business will show solid growth for the full year. Furthermore, we believe the progress we saw in software and technical services is just the beginning of a long term trend as the benefit from our investment in the Beijing HongTeng software and technical service subsidiary becomes more apparent.”

Sales breakdown-First Quarter Fiscal 2012 (USD) (Unaudited)
(Three months ended June 30,)	Q1 2012	Q1 2011	CHANGE
Equipment	$4.0 million	$6.3 million	-36%
Software	$5.3 million	$2.8 million	+88%
Technical services	$0.2 million	-	-
Chemical products	$7.2 million	-	-
TOTAL SALES	$16.7 million	$9.2 million	+82%

First Quarter FY 2012 Results

For the three months ended June 30, 2011, net revenue was $16.7 million, an increase of 82.3% from $9.2 million generated in the same period of fiscal 2010, driven primarily by strong sell through of software products. We completed 14 projects related to the sales and installation of equipment in the first quarter of 2012 compared to eight projects for the same period in fiscal 2011. The acquisition of Anhui Jucheng Fine Chemicals Co., Ltd. ("Anhui Jucheng") that occurred in July 2010 contributed approximately $7.2 million to the first quarter fiscal 2012 sales, with no contribution in the year ago period.

For the three months ended June 30, 2011 and 2010, LianDi sold 30 sets and 32 sets of data processing software and achieved $3.0 million and $2.8 million of software revenue, respectively. In addition, we booked approximately $2.3 million of software and technical consultancy services sales related to a purchased software use right and the related training and application program.

During the first three months of fiscal 2012, we also achieved approximately $0.24 million of stand-alone technical consultancy services revenue.

Backlog of unfilled orders was approximately $36.5 million on June 30, 2011.

Gross profit was $5.1 million and gross margin was 30.5% for the quarter ended June 30, 2011, compared to $4.0 million and 43.4%, respectively, for the same period in fiscal 2010. Excluding Anhui Jucheng, gross profit was $4.4 million and gross margin was 45.7% for the three months ended June 30, 2011.

Gross margin, excluding Anhui Jucheng, grew due to a higher contribution from software sales and technical consultancy services, which generate significantly higher margins than the corporate average. Anhui Jucheng achieved gross profit of $0.7 million and gross margin of 10%, for the three months ended June 30, 2011, an improvement from 7% to 8% for the last three quarters in fiscal 2011. Given the variance in the product mix, margins will fluctuate on a quarter by quarter basis.

Operating expenses for the three months ended June 30, 2011 were approximately $1.5 million, compared to $0.8 million in the same period in 2010 due primary to the acquisition of Anhui Jucheng subsequent to last years’ first fiscal quarter. Operating margins were 21.2% and 35.3% for the first quarter of 2012 and 2011, respectively.

Net income attributable to LianDi common shareholders increased to $2.3 million for the three months ended June 30, 2011 from $1.8 million in the same period a year ago. Earnings per share was $0.07 and $0.06 for the three month ended June 30, 2011 and 2010, respectively, based on 36.4 million and 30.1 million weighted average shares outstanding, respectively.

“Our performance during the first quarter of fiscal year 2012 reflects our ability to capitalize on the rapid growth across the entire petroleum industry value chain in China which we currently service,” continued Chairman Zuo, Chairman. “We have worked diligently to diversify our business, while increasing sales to existing major integrated oil customers in China and believe we have built a platform for sustained future growth. While Jucheng achieved the highest profitability since we acquired the business, our goal is to achieve further efficiencies in manufacturing and distribution which will enable us to make further margin improvements.”

Balance Sheet and Cash Flow

As of June 30, 2011, we had cash and cash equivalents of $64.4 million, compared to $73.2 million on June 30, 2010. A majority of our cash is held outside of the PRC at banks located in Hong Kong and Japan. The decrease of our cash and cash equivalents during the three months ended June 30, 2011 was mainly due to the repayment of approximately $6.0 million of third party loans. We had approximately $19.6 million of bank credit facilities available on June 30, 2011.

Working capital was $72.6 million on June 30, 2011 compared to $71.1 million on March 31, 2011. Accounts receivable increased to $17.6 million on June 30, 2011 from $12.3 million on March 31, 2011. LianDi typically carries a higher accounts receivable balance in the first quarter of its fiscal year as new orders are shipped. Approximately 57% of its June 30, 2011 accounts receivable balance is due within 90 days. The current ratio was 3.2 and 2.9 on June 30, 2011 and on March 31, 2011, respectively.

For the three months ended June 30, 2011, we had approximately $3 million of net outflows from operating activities and spent approximately $1.4 million on capital expenditures. The majority of the cap expenditure was related to the purchase of oil sludge cleaning equipment and expansion of Anhui Jucheng’s manufacturing facilities.

Fiscal year 2012 Guidance

Management has reaffirmed its fiscal 2012 guidance provided on April 11, 2011. We expect to achieve the following:

	FY 2012	Year-over-year Change

Revenue	$195.4 million	+39%
Net Income	$35.5 million	+47%

We expect Anhui Jucheng to sell approximately 15,000 to 18,000 tons of specialty chemicals in fiscal 2012 and achieve at least $34 million of net revenue. LianDi owns a 51% equity interest in Anhui Jucheng and consolidates revenues.

Conference Call

Date:	Monday, August 15, 2011
Time:	10:00 a.m. Eastern Time, U.S.
Conference Dial-In (U.S.):	+1-877-941-8416
International Dial-In:	+1-480-629-9808
Conference ID:	4466488
Webcast:	http://viavid.net/dce.aspx?sid=00008BC0

Please dial in at least 10 minutes before the call to ensure timely participation. A playback will be available through August 22, 2011. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 if calling internationally. Utilize the pass code 4466488 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed by clicking on the following link: http://viavid.net/dce.aspx?sid=00008BC0 or at ViaVid's website at http://www.viavid.net.

About LianDi Clean Technology Inc.

LianDi was established in July 2004 to serve the largest Chinese petroleum and petrochemical companies. Through our operating subsidiaries, which are Hua Shen Trading (International) Ltd., Petrochemical Engineering Ltd., Bright Flow Control Ltd., Hongteng Technology Limited, Beijing JianXin Petrochemical Engineering Ltd., Beijing Hongteng Weitong Technology Co., Ltd., and Anhui Jucheng Fine Chemicals Co., Ltd., the Company: (i) distributes a wide range of petroleum and petrochemical valves and equipment, including unheading units for the delayed coking process, as well as provides associated value-added technical services; (ii) provides systems integration and other technical consultancy services; (iii) develops and markets proprietary optimization software; (iv) distributes and leases oil sludge cleaning equipment and provides oil sludge cleaning services; and (v) manufactures and sells industrial chemical products through its majority-owned subsidiary, Anhui Jucheng.

About Non-GAAP Financial Measures

To supplement the unaudited condensed consolidated statement of income and comprehensive income presented in accordance with the Accounting Principles Generally Accepted in the United States of America ("GAAP"), we also provided non-GAAP measures of net income available to common stockholders and the basic and diluted earnings per share for the three months ended June 30, 2010, which are adjusted from results based on GAAP to exclude the non-cash charge recorded, which related to the fair value of the escrow share allocated to the Series A preferred stock, treated as a deemed dividend, and a deduction of net income available to common stockholders for the three months ended June 30, 2010.  The non-GAAP financial measures are provided to enhance the investors' overall understanding of our current performance in on-going core operations as well as prospects for the future. These measures should be considered in addition to results prepared and presented in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  We use both GAAP and non-GAAP information in evaluating and operating business internally and therefore deem it important to provide all of this information to investors.

The following table presents reconciliation of our non-GAAP financial measures to the unaudited condensed consolidated statements of income and comprehensive income for the three months ended June 30, 2010: (All amounts in US dollar)

	For the three months ended June 30, 2010
	(US $)	(US $)
	GAAP	NON GAAP

Net income attributable to LianDi Clean stockholders	3,413,114	3,413,114
Preferred stock deemed dividend	(1,142,513)	-
Preferred stock dividend	(493,899)	(493,899)
Net income attributable to common stockholders -Basic	1,776,702	2,919,215
Preferred stock deemed dividend	-	-
Preferred stock dividend	-	493,899
Net income attributable to common stockholders -Diluted	1,776,702	3,413,114

Earnings per share
Earnings per common share
Basic	$0.06	$0.10
Diluted	$0.06	$0.09

Weighted average number of common shares outstanding:
Basic	29,369,761	29,369,761
Diluted	30,113,633 (1)	37,188,722	(2)

(1)	The effect of the potential dilutive convertible preferred stock was not included, because the effect is anti-dilutive upon recognition of the deemed dividend in accordance to US GAAP.

(2)	The effect of the potential dilutive convertible preferred stock was included, because the effect is dilutive regardless the recognition of the deemed dividend under NON-GAAP measures.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of LianDi and its subsidiary companies. All statements, other than statements of historical fact included herein, are "forward-looking statements" including statements regarding: the impact of the proceeds from the private placement on the Company's short term business and operations; the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov)

For more information, please contact:

Investor Relations:
MZ-HCI
Ted Haberfield, Executive VP
Tel: +1-760-755-2716
Web: www.mz-hci.com
Email: thaberfield@hcinternational.net

— Financial Tables Follow –

LIANDI CLEAN TECHNOLOGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2011	2011
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$64,362,210	$73,242,735
Restricted cash	4,405,775	4,122,085
Notes receivable	706,955	545,519
Accounts receivable, net of $nil allowance	17,566,862	12,293,961
Inventories	5,793,815	5,920,514
Prepayments to suppliers	11,473,942	9,469,765
Prepaid expenses and deposits	1,262,922	1,612,736
Other receivables, net of $nil allowance	441,391	462,352
Pledged trading securities	11,592	11,592
Prepaid land use right – current portion	45,034	47,902
Total current assets	106,070,498	107,729,161
Other Assets
Property and equipment, net	11,141,216	11,307,135
Intangible assets, net	4,687,992	4,787,175
Prepaid land use right – non-current portion	1,847,082	1,828,266
Deposit for land use rights	1,378,330	1,360,503
Deposits for fixed assets	1,271,101	-
Construction in progress	1,525,522	860,738
Goodwill	370,318	365,528
Total assets	$128,292,059	$128,238,506
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Short term bank loans	$5,209,406	$2,678,187
Accounts payable	6,202,415	4,049,470
Deferred revenue	1,258,359	1,257,883
Other payables and accrued expenses	7,801,796	15,438,576
Provision for income tax	1,089,161	635,142
Due to shareholders	7,441,350	8,046,181
Due to non-controlling interests	4,107,520	4,141,332
Preferred stock dividend payable	385,822	416,696
Total current liabilities	33,495,829	36,663,467
Deferred tax liability	668,732	675,258
Total liabilities	34,164,561	37,338,725
Commitments and Contingencies
8% Series A contingently redeemable convertible preferred stock (25,000,000 shares authorized; par value: $0.001 per share; 5,034,940 and 5,517,970 shares issued and outstanding, respectively; aggregate liquidation preference amount: $18,008,112 and $19,729,591, including accrued but unpaid dividend of $385,822 and $416,696 at June 30, 2011 and March 31, 2011, respectively)	12,837,153	14,068,693
Stockholders’ Equity
Common stock (par value: $0.001 per share; 50,000,000 shares authorized; 31,409,910 and 30,926,880 shares issued and outstanding at June 30,2011 and March 31,2011, respectively)	31,410	30,927
Additional paid-in capital	25,621,249	24,294,437
Statutory reserves	1,203,780	1,190,690
Retained earnings	45,745,587	43,505,802
Accumulated other comprehensive income	2,635,154	1,879,286
Total LianDi Clean stockholders’ equity	75,237,180	70,901,142
Non-controlling interests	6,053,165	5,929,946
Total equity	81,290,345	76,831,088

Total liabilities and stockholders’ equity	$128,292,059	$128,238,506

LIANDI CLEAN TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended June 30,
	2011	2010
	(Unaudited)	(Unaudited)
Net revenue:
Sales and installation of equipment	$4,039,909	$6,349,134
Sales of software	5,269,877	2,805,799
Services	246,112	3,101
Sales of industrial chemicals	7,156,538	-
Total net revenues	16,712,436	9,158,034
Cost of revenue:
Cost of equipment sold	(3,359,849)	(5,031,416)
Amortization of intangibles	(156,897)	(149,484)
Cost of software	(1,670,046)	-
Cost of chemical products sold	(6,435,672)	-
Total cost of revenue	(11,622,464)	(5,180,900)

Gross profit	5,089,972	3,977,134
Operating expenses:
Selling expenses	(593,887)	(140,942)
General and administrative expenses	(842,919)	(546,373)
Research and development cost	(108,074)	(59,310)
Total operating expenses	(1,544,880)	(746,625)

Income from operations	3,545,092	3,230,509
Other income (expenses), net
Interest income	8,499	26,014
Interest and bank charges	(145,938)	(145,631)
Exchange losses, net	(366,175)	(69,768)
Value added tax refund	-	369,183
Others	67,377	2,807
Total other income (expenses), net	(436,237)	182,605

Income before income tax	3,108,855	3,413,114
Income tax expense	(446,735)	-

NET INCOME	2,662,120	3,413,114
Income attributable to noncontrolling interests	(45,309)	-

Net income attributable to LianDi Clean stockholders	$2,616,811	$3,413,114
Preferred stock deemed dividend	-	(1,142,513)
Preferred stock dividend	(363,936)	(493,899)

Net income available to LianDi Clean’s common stockholders	$2,252,875	1,776,702

Net income attributable to LianDi Clean stockholders	$2,616,811	$3,413,114

Other comprehensive income attributable to LianDi Clean stockholders:
Foreign currency translation adjustment	755,868	154,889

Comprehensive income attributable to LianDi Clean stockholders:	3,372,679	3,568,003

Comprehensive income attributable to non-controlling interests	123,219	-

TOTAL COMPREHENSIVE INCOME	$3,495,898	$3,568,003

Earnings per share attributable to LianDi Clean stockholders:
Basic	$0.07	$0.06
Diluted	$0.07	$0.06

Weighted average number of shares outstanding:
Basic	31,236,783	29,369,761
Diluted	36,444,850	30,113,633

LIANDI CLEAN TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended June 30,
	2011	2010
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,662,120	$3,413,114
Adjustments for:
Depreciation of property and equipment	348,459	15,779
Amortization of intangible assets	169,774	151,976
Loss on disposal of fixed assets	2,292	-
Deferred tax liabilities	(15,305)	-
Share-based compensation costs	95,755	-
Decrease (increase) in assets:
Accounts receivable	(5,105,199)	1,901,965
Notes receivable	(153,587)	-
Inventories	203,351	11,111
Prepayments to suppliers	(2,940,096)	(3,161,029)
Prepaid expenses and other current assets	390,177	(5,705,645)
Increase (decrease) in liabilities:
Accounts payable	2,593,185	2,894
Deferred revenue and accruals	(1,704,253)	(425,027)
Income tax payable	444,365	-
Net cash used in operating activities	(3,008,962)	(3,794,862)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(541,658)	(61,282)
Prepayment for construction in progress	(429,347)	-
Deposits for fixed assets	(459,482)	-
Purchase of intangible assets	-	(15,657)
Advance to other entities	-	(4,828,972)
Net cash used in investing activities	(1,430,487)	(4,905,911)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in restricted cash	(263,648)	(1,466,596)
Repayment of short term bank loans	(695,392)	-
New bank loans	3,200,629	-
Repayment to non-controlling interests	(87,677)	-
Repayment to shareholders	(678,136)	(343,194)
Repayment to other entities	(6,090,809)	-
Payment of preferred stock dividend	(394,810)	-
Net cash used in financing activities	(5,009,843)	(1,809,790)

Effect of foreign currency translation on cash	568,766	127,673

Decrease in cash and cash equivalents	(8,880,525)	(10,382,890)
Cash and cash equivalents, beginning of period	73,242,735	59,238,428

CASH AND CASH EQUIVALENTS, end of period	$64,362,210	$48,855,538